UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported: October 9, 2006
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
CLARIFICATION OF ACCOUNTING TREATMENT OF SALE OF AUTOMOTIVE
PRODUCT LINES DURING THIRD QUARTER OF 2006
On September 29, Eaton filed a Current Report on Form 8-K describing certain material plant closures, as well as an after-tax gain of $38 million from the sale of certain European automotive transmission and engine controls product lines and a $29 million income tax benefit resulting from the favorable resolution in the third quarter of 2006 of multiple international and U.S. income tax items. These items are part of the Company’s Excel 07 program, which is the Company’s program to address resource levels and operating performance in businesses which underperformed in 2005 and businesses in which markets are expected to soften during the second half of 2006 and in 2007. The Excel 07 program includes the costs of actions as well as funding sources such as savings generated from the actions, sales of non-strategic product lines, and benefits from corporate actions such as resolution of tax audits.
The after-tax gain from the sale of the European automotive transmission and engine controls product lines will be classified as a gain from a discontinued operation, and accordingly, will not be shown as a gain within the Company’s Automotive segment. As a result, the third quarter Automotive segment operating profit will be reduced by the costs of the two material plant closures described in the September 29 Current Report, as well as the costs of several smaller Excel 07 actions taken during the quarter, with the only offsetting items shown in the Automotive segment being the savings generated from the Excel 07 actions that have been taken so far this year. However, the classification of the after-tax gain from the sale of the European automotive transmission and engine controls product lines as a gain from a discontinued operation does not impact the guidance regarding the overall net impact of Excel 07 in the third quarter — the change will only affect the category in which the gain will appear.

Forward Looking Statements
Certain statements contained herein concerning anticipated costs, charges, strategies, contingencies, and anticipated transactions of the Company constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events. There can be no assurance that these future events will occur as anticipated or that the Company’s results will be as estimated. For a description of certain factors that could cause the Company’s future results to differ materially from those expressed in one or more of these forward-looking statements, see Part I, Item 1A (entitled “Risk Factors”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation

Date: October 10, 2006	/s/ R.H. Fearon R.H. Fearon Executive Vice President - Chief Financial and Planning Officer